EXHIBIT 10-S


    Jerry Rybin                              188 Inverness Drive West                  FAX     303 858.3738
    Vice President Compensation and          8th  Floor
    Benefits
    Phone 303 858.3748                       Englewood, CO  80112

    Sharon A. O'Leary                        188 Inverness Drive West                  FAX     303 858.5832
    Vice President Law                       5th Floor
    Phone  303 858.5854                      Englewood, CO 80112


                               November 15, 1999

[NAME]
Chairman, President and Chief Executive Officer
MediaOne Group, Inc.
188 Inverness Drive West, Suite 500
Englewood, CO   80112

         Re:  Change of Control Agreement

Dear [NAME]:

     As you know, MediaOne Group, Inc. ("MediaOne") has agreed to merge with AT&T Corp. ("AT&T"). This letter agreement is being entered into in connection with the Agreement and Plan of Merger (the "Agreement"), dated as of May 6, 1999, by and among MediaOne, AT&T, and Meteor Acquisition, Inc. (AT&T and Meteor Acquisition, Inc. are, collectively, the "Company"). Pursuant to the Agreement, among other things, MediaOne will merge with and into the Company (the "Merger"), subject to the terms and conditions set forth in the Agreement.

     The purpose of this letter agreement is to confirm our mutual understandings and agreements with regard to the Change of Control Agreement, as amended, between the you (the "Executive"), and MediaOne dated as of [DATE] (the "Change of Control Agreement"), as it relates to the Executive. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Change of Control Agreement.

     Within thirty (30) business days of the date of this letter agreement , MediaOne agrees to pay , and the Executive agrees to accept payment of, the amounts described under the heading "Total Accelerated Payments" on the schedule attached hereto as Exhibit 1 (the "Total Accelerated Payments").

     The Executive agrees, on Executive's behalf and on behalf of Executive's heirs, assigns, executors, administrators and legal representatives, that upon the Executive's receipt of the Total Accelerated Payments, the Additional Pay payable (or that will become payable) under Section IV(b) of the Change of Control Agreement will be reduced by the amount of the Total Accelerated Payments (without interest from the time of the initial payment). Each of the Company, MediaOne and the Executive agrees that the receipt by the Executive of the Total Accelerated Payments shall be without prejudice to any other provision of the Change of Control Agreement, including, without limitation, rights to payments and other benefits due to the Executive (other than the Total Accelerated Payments) pursuant to Section IV of the Change of Control Agreement, and that nothing in this letter agreement shall have any effect whatsoever on the rights of the Executive to receive from the Company or MediaOne gross-up and reimbursement with respect to Excise Taxes as set forth in Section IV(e) of the Change of Control Agreement.

     In the event that after receipt by the Executive of the Total Accelerated Payments (i) the Merger is not consummated pursuant to the Agreement; ii) the Executive's employment is terminated by MediaOne or the Company for Cause or
(iii) the Executive's employment is terminated by the Executive prior to the expiration of the Ninety Day Period other than for Good Reason, death or disability, Executive agrees, on Executive's behalf and on behalf of Executive's heirs, assigns, executors, administrators and legal representatives, to reimburse MediaOne for an amount equal to the Total Accelerated Payments within ten (10) business days following either the termination of the Agreement (for any reason), or such termination of Executive, as the case may be, and subject to receipt of a loan from MediaOne as provided herein, (the "Reimbursement"). Within the time set for Reimbursement and at Executive's sole election, in order to assist Executive in making such Reimbursement, MediaOne shall lend to Executive an amount equal to the sum total of any and all federal, state and local taxes previously withheld on behalf of or paid by Executive ("Initial Tax Amount") with regard to receipt of the Total Accelerated Payments, and Executive shall deliver a promissory note to MediaOne in a form reasonably satisfactory to both parties under which Executive shall agree to repay such loan by paying MediaOne, the Initial Tax Amount at the time and to the extent Executive obtains any tax refund or reduction in taxes by reason of making Reimbursement to MediaOne .

     In the event that the Executive is or becomes liable for any taxes, including, without limitation, any interest or penalties imposed with respect to such taxes with respect to (x) the loan arrangement contemplated by this letter agreement or (y) the Total Accelerated Payments that would not have been payable had such Total Accelerated Payments been made pursuant to the terms of and at the time or times provided in the Change of Control Agreement (including, without limitation, by reason of (i) the Executive's inability to fully deduct for Federal, state and local tax purposes all or any portion of the reimbursement (ii) the imposition of any state or local taxes or (iii) a reduction in tax rate or other change in law that has the effect of increasing the amount of taxes that would have been otherwise payable) (an "Executive Tax Liability"), the Company and MediaOne shall indemnify the Executive, on an after-tax basis, from and against any such Executive Tax Liability and expenses (including, without limitation, attorney, accountant, and expert witness fees) incurred in connection with the preparation and filing of tax returns or any action, suit, claim, liability or proceeding (a "Claim") arising by reason of this letter agreement, including, without limitation, any audit or other proceeding relating to the defense of an Executive Tax Liability and any related Claims of third parties, whether or not the Merger is consummated. In addition, the Company and MediaOne shall compensate the Executive for the time involved in the defense and settlement of Claims at a rate of $500 per hour. Any payments required pursuant to this paragraph shall be made within thirty business days after written demand therefor from the Executive.

     Except as expressly set forth herein, this letter agreement shall not be deemed to affect or modify any provision of the Change of Control Agreement. This letter agreement may not be amended or terminated without the prior written consent by an authorized officer of MediaOne and the Executive. This letter agreement may be executed in any number of counterparts which together shall constitute but one agreement. This letter agreement may not be assigned by any party hereto and shall be binding on and inure to the benefit of their respective successors and, in the case of the Executive, heirs and other legal representatives.

     Each of the Company, MediaOne and the Executive has caused this letter agreement to be duly executed as of the date first above written.

AGREED AND ACCEPTED:



By:      ____________________________________
         Name:  Grant A. Dove
         Title: Chairman, Human Resources and
         Executive Succession Committee of
         the Board of Directors



By:      ____________________________________
         (Chief Executive Officer)




                                                            EXHIBIT 10-T

                                    FORM OF

                                   AMENDMENT TO

                         CHANGE OF CONTROL LETTER AGREEMENT
                                      BETWEEN
                                 MEDIAONE GROUP, INC.
                                        AND
                               [CHIEF EXECUTIVE OFFICER]


THIS AMENDMENT, dated as of October 20, 1999 (the "Amendment"), is made by and between MediaOne Group, Inc. and __________________________ ("Executive").

                                      RECITALS

WHEREAS, Executive and MediaOne Group, Inc. entered into a change of control agreement set forth in a letter dated July 16, 1998 (the "Agreement"), a copy of which is attached to this Amendment;

WHEREAS, in connection with the merger of MediaOne Group, Inc. into an affiliate of AT&T Corp. ("AT&T") pursuant to their May 6, 1999, merger agreement, AT&T has agreed to certain changes in the Agreement in order to facilitate the merger of the companies;

NOW THEREFORE, in consideration of the mutual terms and conditions set forth in this Amendment, MediaOne Group, Inc. (for itself and its successors) and Executive hereby agree to the following changes in the Agreement:

                                  Agreement

1. The first sentence of Section I(h) concerning the definition of the term Cause is revised to read as follows:

         "For purposes of this Agreement, "Cause" shall mean Executive's willful breach or failure to perform his employment duties, provided, however, that solely for the purposes of the proposed merger of the Company into AT&T Corp. ("AT&T") pursuant to that certain Agreement and Plan of Merger, dated as of May 6, 1999, by and among the Company, AT&T Corp. and Meteor Acquisition, Inc. (the "AT&T Merger"), following the effective time of the AT&T Merger, "Cause" shall be limited to Executive's commission of a felony related to employment with the Company or its successor."

2. The following language is inserted as a proviso after the word "Company" at the end of Section 1(x) concerning the Retirement of an executive:

         "; provided, however, that if Executive's termination from employment qualifies as voluntary for Good Reason or as involuntary without Cause, neither the fact that Executive is also eligible for retirement benefits (including without limitation any right under an individual agreement or otherwise to be treated as if he was eligible for retirement benefits), nor the fact that Executive applies to receive such retirement benefits, shall be considered as a basis for withholding payments or benefits that would otherwise be provided under the terms of this Agreement."

3. The following language is added as subsection (iii) of Section I(bb) concerning the termination date in the event of an executive's death:

        "(iv) In the event of Executive's death, the date Executive died."

4. In Section III(a) concerning eligibility for payments and benefits under the Agreement:

     (a) The following language is inserted as a new sentence following the first sentence:

         "Notwithstanding anything to the contrary in this Agreement, solely for the purposes of the proposed AT&T Merger, in the event of death or Disability of Executive following a Change of Control, Executive, or in the case of death, Executive's Beneficiaries (as defined below in Subsection VI(b)), shall receive the benefits to which Executive or his Beneficiaries are entitled to under Section IV of this Agreement and any and all retirement plans, pension plans, disability policies and other applicable plans, programs, policies, agreements or arrangements of the Company ("Change of Control Benefits"), provided, however, in the event the AT&T Merger is not consummated, Executive or his Beneficiaries shall not be entitled to any Change of Control Benefits except to the extent otherwise entitled to such benefits in the absence of a Change of Control.

     (b)  The existing second sentence is revised to read as follows:

         "For purposes of this Agreement, "Termination" shall mean termination of Executive's employment that is not as a result of Executive's Retirement, death or Disability (other than death or Disability occurring on or after a Change of Control related to the AT&T Merger) and (x) if by the Company, is not for Cause, or (y) if by the Executive, is for Good Reason, or (z) if by reason of death or
           Disability, is a result of death or Disability occurring on or after a Change of Control related to the AT&T Merger."

5. The third sentence in the first paragraph of Section III(b) concerning notices of termination is revised to read as follows:

         "If after a Change of Control Executive's employment shall be terminated by the Company for Cause or by Executive for other than Good Reason, the Company shall pay Executive his full base salary through the Termination Date at the salary level in effect immediately prior to the effective date of the AT&T Merger and shall pay any amounts to be paid to Executive pursuant to any other compensation or stock or stock option plan(s), program(s) or employment agreement(s) then in effect, and the Company shall have no further obligations to Executive under this Agreement."

6. The second sentence of the second paragraph of Section III(b) concerning payments during the pendency of certain disputes shall be revised to read as follows:

        "Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive his full compensation including, without limitation, base salary, bonus, incentive pay and equity grants, in effect immediately prior to the effective date of the AT&T Merger, and continue Executive's participation in all benefit plans or other perquisites in which Executive was participating, or which he was enjoying, immediately prior to the effective date of the AT&T Merger, until the dispute is finally resolved."

7. In the first sentence of Section IV(a), regarding the payment of standard benefits, the following clause shall be inserted after the term "Termination Date" at the end of the introductory sentence and before the colon:

         ", provided the Company may in its sole discretion elect to accelerate payment of the amounts listed in clauses (ii) and (iii), below, to a date prior to Executive's Termination Date."

8. Solely for the purposes of the AT&T Merger, in Section IV(b) concerning the payment of additional payments: (i) the term "Termination Date" is replaced by "Change of Control" in each place other than the second sentence, as amended in paragraph 11 of this Amendment, and (ii) the word "Termination" is replaced by "Change of Control." In the event the AT&T Merger is not consummated, Section IV(b) shall revert back to the language in effect immediately prior to this Amendment.

9. The second sentence in Section IV(b) concerning the payment of additional payments is revised to read as follows:

         "The Company shall pay the Additional Pay to Executive in a lump sum, in cash, not later than the fifteenth calendar day following the Termination Date, provided, the Company may in its sole discretion elect to accelerate payment of the Additional Pay to a date prior to Executive's Termination Date."

10. The first two sentences of Section IV(d) concerning health care benefits are revised in their entirety to read as follows:

         "Following the Termination Date, the Company shall continue to provide for the lifetime of Executive, or in the case of death, the lifetime of Executive's surviving spouse or domestic partner, substantially the same level of health, vision and dental benefits, including, without limitation, surviving spouse and domestic partner benefits, to Executive and Executive's eligible dependents that the Company would provide to Executive and Executive's eligible dependents if Executive were first eligible for retiree health, vision and dental benefits immediately prior to the effective time of the AT&T Merger, regardless of whether such retiree health, vision and dental benefit plan(s) continue for any other employee or retiree. The eligibility of Executive's dependents shall be determined by the terms of any retiree health, vision and dental benefit plan(s) or program(s) in effect immediately prior to the effective time of the AT&T Merger."

11. The third sentence of Section IX concerning miscellaneous provisions is revised to read as follows:

         "No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in (i) this Agreement,
          (ii) the change of control/non-compete payments memo, (iii) the accelerated payments letter, (iv) the best payment amendments, and (v) the release agreement."

12. The following language is added as Section XIII concerning Executive's non-competition obligation:

         "XIII.  Non-Compete.

                  (a) Obligation. Solely for the purposes of the AT&T Merger, Executive acknowledges that reasonable limits on his ability to engage in activities competitive with the Company are warranted. Accordingly, subject to Board approval of the Non-Compete Fee (as defined below), Executive agrees that during one year from the effective date of the AT&T Merger (the "Term"), he shall not, without the express prior written consent of the Company, be employed in his general area of expertise in a management or executive capacity by any of the local exchange companies specifically identified in Attachment 1 to this Amendment or any of the multi channel video programming distribution companies specifically identified in Attachment 2 to this Amendment ("Non-Compete Obligation").

                  (b) Fees. Subject to Board approval, for and in complete consideration of Executive's full and faithful performance of the Non-Compete Obligation, Company agrees to pay Executive a fee in the amount of _______________ Dollars ($____________) (the "Non-Compete
          Fee") on Executive's Termination Date in immediately available funds, provided, however, the Company may in its sole discretion elect to accelerate payment of the Non-Compete Fee to a date prior to Executive's Termination Date.

                  (c) Early Termination. The Non-Compete Obligation shall terminate prior to the expiration of the Term, upon the occurrence of any one of the following events:

                  (i)  Upon Executive's death;

                  (ii) Upon thirty (30) days written notice from Company to Employee.

          In the event of an early termination of the Non-Compete Obligation, neither Executive nor Executive's Beneficiaries shall have any obligation to repay the Non-Compete Fee to the Company.

13. Except as expressly modified by this Amendment, the terms and conditions of each Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Executive and MediaOne Group, Inc. have executed this Amendment, in duplicate, as of the date set forth above.

MediaOne Group, Inc.




By:  __________________________________       _________________________________
        Grant A. Dove                              [Chief Executive Officer]
        Chairman, Human Resources and
        Executive Succession Committee of
        the Board of Directors



                                   ATTACHMENT 1


                              Local Exchange Companies

SBC Corp (including Pacific Telesis and Ameritech)
Bell Atlantic (including NYNEX and Southern New England Telephone)
Bell South
GTE
Sprint
U S WEST (including Quest)


                                    ATTACHMENT 2


                      Multi Channel Video Programming Distribution

DirecTV
Echostar
RCN
SBC
Bell South
Bell Atlantic
GTE
Seren Innovations
Sprint
MCI/Worldcom
                              ---------------------------

                                                                  EXHIBIT 10-U


  Charles M. Lillis                    188 Inverness Drive West, 5th Floor      FAX        303 858.5811
  Chairman, President & CEO            Englewood, CO  80112-5209
  Phone  303 858.5885

                                      November 15, 1999


[NAME]
[Senior Executive Officer]
MediaOne Group, Inc.
188 Inverness Drive West, Suite 530
Englewood, CO  80112

         RE:  Change of Control Agreement

Dear [NAME]:

     As you know, MediaOne Group, Inc. ("MediaOne") has agreed to merge with AT&T Corp. ("AT&T"). This letter agreement is being entered into in connection with the Agreement and Plan of Merger (the "Agreement"), dated as of May 6, 1999, by and among MediaOne, AT&T, and Meteor Acquisition, Inc. (AT&T and Meteor Acquisition, Inc. are, collectively, the "Company"). Pursuant to the Agreement, among other things, MediaOne will merge with and into the Company (the "Merger"), subject to the terms and conditions set forth in the Agreement.

     The purpose of this letter agreement is to confirm our mutual understandings and agreements with regard to the Change of Control Agreement, as amended, between the you (the "Executive"), and MediaOne dated as of July 16, 1998 (the "Change of Control Agreement"), as it relates to the Executive. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Change of Control Agreement.

     Within thirty (30) business days of the date of this letter agreement, MediaOne agrees to pay, and the Executive agrees to accept payment of, the amounts described under the heading "Total Accelerated Payments" on the schedule attached hereto as Exhibit 1 (the "Total Accelerated Payments").

     The Executive agrees, on Executive's behalf and on behalf of Executive's heirs, assigns, executors, administrators and legal representatives, that upon the Executive's receipt of the Total Accelerated Payments, the Additional Pay payable (or that will become payable) under Section IV(b) of the Change of Control Agreement will be reduced by the amount of the Total Accelerated Payments (without interest from the time of the initial payment). Each of the Company, MediaOne and the Executive agrees that the receipt by the Executive of the Total Accelerated Payments shall be without prejudice to any other provision of the Change of Control Agreement, including, without limitation, rights to payments and other benefits due to the Executive (other than the Total Accelerated Payments) pursuant to Section IV of the Change of Control Agreement, and that nothing in this letter agreement shall have any effect whatsoever on the rights of the Executive to receive from the Company or MediaOne gross-up and reimbursement with respect to Excise Taxes as set forth in Section IV(e) of the Change of Control Agreement.

     In the event that after receipt by the Executive of the Total Accelerated Payments (i) the Merger is not consummated pursuant to the Agreement; (ii) the Executive's employment is terminated by MediaOne or the Company for Cause or
(iii) the Executive's employment is terminated by the Executive prior to the expiration of the Ninety Day Period other than for Good Reason, death or disability, Executive agrees, on Executive's behalf and on behalf of Executive's heirs, assigns, executors, administrators and legal representatives, to reimburse MediaOne for an amount equal to the Total Accelerated Payments within ten (10) business days following either the termination of the Agreement (for any reason), or such termination of Executive, as the case may be, and subject to receipt of a loan from MediaOne as provided herein, (the "Reimbursement"). Within the time set for Reimbursement and at Executive's sole election, in order to assist Executive in making such Reimbursement, MediaOne shall lend to Executive an amount equal to the sum total of any and all federal, state and local taxes previously withheld on behalf of or paid by Executive ("Initial Tax Amount") with regard to receipt of the Total Accelerated Payments, and Executive shall deliver a promissory note to MediaOne in a form reasonably satisfactory to both parties under which Executive shall agree to repay such loan by paying MediaOne, the Initial Tax Amount at the time and to the extent Executive obtains any tax refund or reduction in taxes by reason of making Reimbursement to MediaOne.

     In the event that the Executive is or becomes liable for any taxes, including, without limitation, any interest or penalties imposed with respect to such taxes with respect to (x) the loan arrangement contemplated by this letter agreement or (y) the Total Accelerated Payments that would not have been payable had such Total Accelerated Payments been made pursuant to the terms of and at the time or times provided in the Change of Control Agreement (including, without limitation, by reason of (i) the Executive's inability to fully deduct for Federal, state and local tax purposes all or any portion of the reimbursement (ii) the imposition of any state or local taxes or (iii) a reduction in tax rate or other change in law that has the effect of increasing the amount of taxes that would have been otherwise payable) (an "Executive Tax Liability"), the Company and MediaOne shall indemnify the Executive, on an after-tax basis, from and against any such Executive Tax Liability and expenses (including, without limitation, attorney, accountant, and expert witness fees) incurred in connection with the preparation and filing of tax returns or any action, suit, claim, liability or proceeding (a "Claim") arising by reason of this letter agreement, including, without limitation, any audit or other proceeding relating to the defense of an Executive Tax Liability and any related Claims of third parties, whether or not the Merger is consummated. In addition, the Company and MediaOne shall compensate the Executive for the time involved in the defense and settlement of Claims at a rate of $500 per hour. Any payments required pursuant to this paragraph shall be made within thirty (30) business days after written demand therefor from the Executive.

     Except as expressly set forth herein, this letter agreement shall not be deemed to affect or modify any provision of the Change of Control Agreement. This letter agreement may not be amended or terminated without the prior written consent by an authorized officer of MediaOne and the Executive. This letter agreement may be executed in any number of counterparts which together shall constitute but one agreement. This letter agreement may not be assigned by any party hereto and shall be binding on and inure to the benefit of their respective successors and, in the case of the Executive, heirs and other legal representatives.

     Each of the Company, MediaOne and the Executive has caused this letter agreement to be duly executed as of the date first above written.

AGREED AND ACCEPTED:


---------------------------------------
Charles M. Lillis
Chairman, President and CEO


By:      ____________________________________
         Senior Executive Officer



                                                                 EXHIBIT 10-V

                                    [FORM OF]

                         CHANGE OF CONTROL LETTER AGREEMENT
                                     BETWEEN
                                 MEDIAONE GROUP, INC.
                                       AND
                             [SENIOR EXECUTIVE OFFICER]

THIS AMENDMENT, dated as of October 20, 1999 (the "Amendment"), is made by and between MediaOne Group, Inc. and _______________________ ("Executive").

                                    RECITALS

WHEREAS, Executive and MediaOne Group, Inc. entered into a change of control agreement set forth in a letter dated July 16, 1998 (the "Agreement"), a copy of which is attached to this Amendment;

WHEREAS, in connection with the merger of MediaOne Group, Inc. into an affiliate of AT&T Corp. ("AT&T") pursuant to their May 6, 1999, merger agreement, AT&T has agreed to certain changes in the Agreement in order to facilitate the merger of the companies;

NOW THEREFORE, in consideration of the mutual terms and conditions set forth in this Amendment, MediaOne Group, Inc. (for itself and its successors) and Executive hereby agree to the following changes in the Agreement:

                                       AGREEMENT

1. The first sentence of Section I(h) concerning the definition of the term Cause is revised to read as follows:

         "For purposes of this Agreement, "Cause" shall mean Executive's willful breach or failure to perform his employment duties, provided, however, that solely for the purposes of the proposed merger of the Company into AT&T Corp. ("AT&T") pursuant to that certain Agreement and Plan of Merger, dated as of May 6, 1999, by and among the Company, AT&T Corp. and Meteor Acquisition, Inc. (the "AT&T Merger"), following the effective time of the AT&T Merger, "Causez" shall be limited to Executive's commission of a felony related to employment with the Company or its successor."

2. The following language is inserted as a proviso after the word "Company" at the end of Section 1(x) concerning the Retirement of an executive:

         "; provided, however, that if Executive's termination from employment qualifies as voluntary for Good Reason or as involuntary without Cause, neither the fact that Executive is also eligible for retirement benefits (including without limitation any right under an individual agreement or otherwise to be treated as if he was eligible for retirement benefits), nor the fact that Executive applies to receive such retirement benefits, shall be considered as a basis for withholding payments or benefits that would otherwise be provided under the terms of this Agreement."

3. The following language is added as subsection (iii) of Section I(bb) concerning the termination date in the event of an executive's death:

         "(iv) In the event of Executive's death, the date Executive died."

4. The following language is added as Section I(cc) concerning the ninety (90) day period following the closing of the AT&T merger:

         "(cc) Ninety Day Period. The meaning of this term is set forth in Subsection III(a)."

5. In Section III(a) concerning eligibility for payments and benefits under the Agreement:

     (a) The following language is inserted as a new sentence following the first sentence:

         "Notwithstanding anything to the contrary in this Agreement, solely for the purposes of the proposed AT&T Merger, in the event of death or Disability of Executive following a Change of Control, Executive, or in the case of death, Executive's Beneficiaries (as defined below in Subsection VI(b)), shall receive the benefits to which Executive or his Beneficiaries are entitled to under Section IV of this Agreement and any and all retirement plans, pension plans, disability policies and other applicable plans, programs, policies, agreements or arrangements of the Company ("Change of Control Benefits"), provided, however, in the event the AT&T Merger is not consummated, Executive or his Beneficiaries shall not be entitled to any Change of Control Benefits except to the extent otherwise entitled to such benefits in the absence of a Change of Control."

     (b)  The existing second sentence is revised to read as follows:

         "For purposes of this Agreement, "Termination" shall mean termination of Executive's employment that is not as a result of Executive's Retirement, death or Disability (other than death or Disability occurring on or after a Change of Control related to the AT&T Merger) and (x) if by the Company, is not for Cause, or (y) if by the Executive, is for Good Reason, or (z) if by reason of death or Disability, is a result of death or Disability occurring on or after a Change of Control related to the AT&T Merger."

6. The following sentence is added to the end of Section III(a) concerning eligibility for payments and benefits under the Agreement:

         "Notwithstanding anything to the contrary in this Agreement, ninety
          (90) days following the effective date of the AT&T Merger "Ninety Day Period"), all conditions precedent to entitlement to the benefits afforded upon a termination without Cause or for Good Reason under this Agreement shall be deemed satisfied in full and Executive shall be entitled to the benefits provided in Section IV hereof upon the subsequent termination of his employment with the Company, for any reason whatsoever other than for Cause, within three (3) years after the effective date of the AT&T Merger. Accordingly, following the expiration of the Ninety Day Period, "Termination" shall mean a termination of Executive's employment for any reason whatsoever other than for Cause, including, without limitation, termination by Executive other than for Good Reason."

7. The third sentence in the first paragraph of Section III(b) concerning notices of termination is revised to read as follows:

         "If after a Change of Control, but prior to the expiration of the Ninety Day Period Executive's employment shall be terminated by the Company for Cause or by Executive for other than Good Reason, the Company shall pay Executive his full base salary through the Termination Date at the salary level in effect immediately prior to the effective date of the AT&T Merger and shall pay any amounts to be paid to Executive pursuant to any other compensation or stock or stock option plan(s), program(s) or employment agreement(s) then in effect, and the Company shall have no further obligations to Executive under this Agreement."

8. The second sentence of the second paragraph of Section III(b) concerning payments during the pendency of certain disputes shall be revised to read as follows:

         "Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive his full compensation including, without limitation, base salary, bonus, incentive pay and equity grants, in effect immediately prior to the effective date of the AT&T Merger, and continue Executive's participation in all benefit plans or other perquisites in which Executive was participating, or which he was enjoying, immediately prior to the effective date of the AT&T Merger, until the dispute is finally resolved."

9. In the first sentence of Section IV(a), regarding payment of standard benefits, the phrase "rate in effect at the time the Notice of Termination is given" is replaced with the following:

          "rate in effect immediately prior to the effective date of the AT&T Merger"

10. Solely for the purposes of the AT&T Merger, in Section IV(b) concerning the payment of additional payments: (i) the term a "Termination Date" is replaced by "Change of Control" in each place other than the second sentence, as amended in paragraph 11 of this Amendment, and (ii) the word "Termination" is replaced by "Change of Control." In the event the AT&T Merger is not consummated, Section IV(b) shall revert back to the language in effect immediately prior to this Amendment.

11. The second sentence in Section IV(b) concerning the payment of additional payments is revised to read as follows:

         "The Company shall pay the Additional Pay to Executive in a lump sum, in cash, not later than the fifteenth calendar day following the Termination Date, provided, the Company may in its sole discretion elect to accelerate payment of the Additional Pay to a date prior to Executive's Termination Date."

12. Section IV(d) concerning health care benefits is revised in its entirety to read as follows:

          "Following the Termination Date, the Company shall continue to provide for the lifetime of Executive, or in the case of death, the lifetime of Executive's surviving spouse or domestic partner, substantially the same level of health, vision and dental benefits, including, without limitation, surviving spouse and domestic partner benefits, to Executive and Executive's eligible dependents that the Company would provide to Executive and Executive's eligible dependents if Executive were first eligible for retiree health, vision and dental benefits immediately prior to the effective time of the A T&T Merger, regardless of whether such retiree health, vision or dental benefit plan(s) continue for any other employee or retiree. The eligibility of Executive's dependents shall be determined by the terms of any retiree health, vision and dental benefit plan(s) or program(s) in effect immediately prior to the effective time of the AT&T Merger."

13. The following language is added as Section XII concerning defenses AT&T may raise with respect to payments and benefits under the Agreement:

         "XII.  AT&T Defenses.

          Notwithstanding anything to the contrary in the preceding terms of this Agreement, solely for the purposes of the AT&T Merger, the Company shall not and, following the effective time of the AT&T Merger, neither AT&T nor any of its affiliates or Subsidiaries shall assert any defenses with respect to the payments and benefits to be provided under this Agreement by reason of Executive's termination, including without limitation whether a Change of Control has occurred and whether or not Executive's termination was for Cause, other than the following:

               (a) Ninety Day Period. During the Ninety Day Period, a defense may be asserted as to whether Executive's termination was for Good Reason, and as to whether Executive committed a felony (related to employment with the Company or its successor) after the effective time of the AT&T Merger as to which a termination for Cause was applicable; and

               (b) Post-Ninety Day Period. With respect to termination of employment after expiration of the Ninety Day Period , the only defense that may be asserted shall be whether Executive committed a felony (related to employment with the Company or its successor) after the effective time of the AT&T Merger as to which a termination for Cause was applicable."

14. The third sentence of Section IX concerning miscellaneous provisions is revised to read as follows:

         "No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in (i) this Agreement,
          (ii) the bonus/change of control/non-compete payments memo, (iii) the accelerated payments letter, (iv) the best payment amendments, and (v) the release agreement."

15. The following language is added as Section XIII concerning Executive's non-competition obligation:

         "XIII.  Non-Compete.

               (a) Obligation. Solely for the purposes of the AT&T Merger, Executive acknowledges that reasonable limits on his ability to engage in activities competitive with the Company are warranted. Accordingly, subject to Board approval of the Non-Compete Fee
               (as defined below), Executive agrees that during _______ year(s) from the effective date of the AT&T Merger (the "Term"), he shall not, without the express prior written consent of the Company, be employed in a management or executive capacity by any of the local exchange companies specifically identified in Attachment 1 to this Amendment or any of the multi channel video programming distribution companies specifically identified in Attachment 2 to this Amendment ("Non-Compete Obligation").

               (b) Fees. Subject to Board approval, for and in complete consideration of Executive's full and faithful performance of the Non-Compete Obligation, Company agrees to pay Executive a fee in the amount of _______________ Dollars ($____________) (the "Non-
               Compete Fee") on Executive's Termination Date in immediately available funds, provided, however, the Company may in its sole discretion elect to accelerate payment of the Non-Compete Fee to a date prior to Executive's Termination Date.


               (c) Early Termination. The Non-Compete Obligation shall termin-ate prior to the expiration of the Term, upon the occurrence of any one of the following events:

                  (i)  Upon Executive's death;

                  (ii) Upon thirty (30) days written notice from Company to Employee.

          In the event of an early termination of the Non-Compete Obligation, neither Executive nor Executive's Beneficiaries shall have any obligation to repay the Non-Compete Fee to the Company."

16. Except as expressly modified by this Amendment, the terms and conditions of each Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Executive and MediaOne Group, Inc. have executed this Amendment, in duplicate, as of the date set forth above.


MediaOne Group, Inc.

[/S/ CHARLES M. LILLIS]
                                             ______________________________
Charles M Lillis                               [Senior Executive Officer]
Chairman, President and CEO

Date:  ______________________         Date:  _____________________





                                ATTACHMENT 1


Local Exchange Companies

SBC Corp (including Pacific Telesis and Ameritech)
Bell Atlantic (including NYNEX and Southern New England Telephone)
Bell South
GTE
Sprint
U S WEST (including Quest)


                                   ATTACHMENT 2


Multi Channel Video Programming Distribution

DirecTV
Echostar
RCN
SBC
Bell South
Bell Atlantic
GTE
Seren Innovations
Sprint
MCI/Worldcom
------------------------------------------